UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 27, 2015

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
As previously disclosed, First Security Group, Inc. (“First Security”) and Atlantic Capital Bancshares, Inc. (“Atlantic Capital”) entered into an Agreement and Plan of Merger, dated March 25, 2015 (as amended on June 8, 2015, the “Merger Agreement”), pursuant to which the Company will merge with and into Atlantic Capital (the “Merger”), with Atlantic Capital continuing as the surviving corporation. It is currently anticipated that the Merger will be consummated on October 31, 2015 (the “Effective Time”).
The foregoing does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by First Security on March 27, 2015, the amendment to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by First Security on June 10, 2015, and the Proxy Statement, each of which is incorporated herein by reference.
Item 8.01. Other Events.
As previously disclosed, the deadline for First Security shareholders to elect the form of merger consideration they wished to receive in the Merger (the “Election Deadline”) was October 26, 2015. At the Election Deadline, First Security received 56,146,402 elections for shares to be exchanged for stock consideration, 6,737,774 elections for cash consideration, and no election was made with respect to 3,913,748 shares.
Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, at least 20,041,578 (the “Cash Election Minimum Threshold “) shares of First Security common stock were to be exchanged for cash, with the remaining shares to be exchanged for Atlantic Capital common stock. Because the stock election was oversubscribed, and the number of shares not making a stock election was not sufficient to meet the Cash Election Minimum Threshold, shares for which a stock election was made were subject to re-allocation. Accordingly, in aggregate, the merger consideration to be received by First Security shareholders will consist of approximately $47,097,708 in cash and approximately 8,790,193 shares of Atlantic Capital common stock. These numbers are subject to adjustment because First Security shareholders will receive cash in lieu of each fractional share of Atlantic Capital common stock to which they would otherwise be entitled.
First Security shares for which a cash election was made, as well as those for which no election was made, will receive $2.35 in cash per share of First Security common stock exchanged in the Merger. First Security shares for which a stock election was made will receive approximately $0.39 in cash and approximately 0.157 shares of Atlantic Capital common stock for each share of First Security common stock exchanged in the Merger (and cash in lieu of each fractional share).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:    October 27, 2015

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer